CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-190459), and Form S-8 (Nos. 333-175139, 333-164507, 333-164494, 333-164302, 333-157664, 333-149901, 333-132949, and 333-206294) of Live Nation Entertainment, Inc., of our report dated June 28 , 2018 relating to the financial statements of Venta de Boletos por Computadora, S.A. de C.V., which appears in this Form 10-K.

PricewaterhouseCoopers S.C.

/s/ José Carlos del Castillo Díaz

José Carlos del Castillo Díaz
Mexico City, Mexico
June 28, 2019